Exhibit 99
Piper Sandler Companies Reports Second Quarter 2020 Results
MINNEAPOLIS—July 31, 2020—Piper Sandler Companies (NYSE: PIPR) today announced its results for the second quarter of 2020.
"We delivered strong results in the second quarter highlighted by our financial services group, record healthcare equity capital raising activity, and continued momentum in our public finance and brokerage businesses," said Chad R. Abraham, chief executive officer. "The diversification and scale of our business is driving solid results with over $500 million of net revenues for the first half of 2020 as we continue to navigate the pause in M&A activity."

	Second Quarter 2020 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q2	vs.	vs.	Q2	vs.	vs.
	2020	Q1-20	Q2-19	2020	Q1-20	Q2-19
Net revenues	$292.4	24%	70%	$292.7	19%	80%
Net income applicable to Piper Sandler Companies	$1.5	N/M	-86%	$34.5	36%	82%
Earnings per diluted common share	$0.10	N/M	-86%	$1.93	30%	46%
(1)A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

FINANCIAL & BUSINESS HIGHLIGHTS
•Net revenues of $292.4 million for the second quarter of 2020 reflect strong contributions from our financial services group, record corporate capital raising, and robust municipal financing activity.
•Corporate financing revenues of $83.4 million for the second quarter of 2020 increased more than three-fold compared to the sequential quarter. Our healthcare franchise led the quarter by completing a record 33 deals, of which 28 were book run.
•Our top-ranked financial services investment banking franchise contributed strong results for the quarter by advising on 18 M&A transactions and completing 34 debt and preferred transactions.
•Public finance generated $30.8 million of municipal financing revenues for the second quarter of 2020, ranking No. 1 in the negotiated market based on number of issues and No. 5 based on aggregate par value.
•For the first half of 2020, net revenues of $528.6 million increased 49% compared to the prior year as our combinations with Sandler O'Neill and Weeden & Co. continue to provide diversification, scale and durability across our platform, even in challenging markets.
•Corporate investment banking revenues of $305.4 million for the first half of 2020, which include advisory services and corporate financing activity, reflect strong contributions from our market-leading healthcare and financial services franchises.
•Fixed income services generated revenues of $90.0 million for the first half of 2020 more than doubled compared to the prior year period. The addition of the financial services group and their deep relationships with banks combined with our municipal expertise continues to drive strong performance.
•Equity brokerage generated revenues of $88.5 million for the first half of 2020, surpassing full year 2019 revenues, as clients value our scaled platform that combines top-ranked research, trading, and capital markets capabilities.
•On a U.S. GAAP basis, our results were impacted by higher acquisition-related expenses. We recorded net income of $1.5 million, or $0.10 per diluted common share, for the second quarter of 2020, and on a year-to-date basis, we recorded a net loss of $13.3 million, or $0.96 per diluted common share.
•On an adjusted basis, our results reflect strong performance and the accretive benefit, both strategically and financially, of our recent acquisitions. We recorded adjusted net income of $34.5 million, or $1.93 per diluted common share, for the second quarter of 2020. For the first half of 2020, adjusted net income of $59.9 million increased 46% compared to the prior year, and adjusted earnings per diluted common share of $3.35 increased 18% year-over-year.

STRATEGIC UPDATES
•On April 3, 2020, we completed the acquisition of The Valence Group, a premier international investment bank specializing in the chemicals, materials and related sectors.
•Adds an industry-leading advisory practice to further broaden and diversify our platform, and strengthens our presence in Europe.
•The new Piper Sandler chemicals & materials group was formed, including all nine managing directors that joined the platform.

CAPITAL
•Returned $36.3 million to shareholders on a year-to-date basis through dividends and share repurchases.
•Declared a quarterly cash dividend of $0.30 per share, which will be paid on September 11, 2020 to shareholders of record as of August 28, 2020. This dividend represents an increase over the previous quarter but is balanced with our focus of prudently managing capital and maintaining our balance sheet strength and flexibility during this time of uncertainty.

U.S. GAAP SELECTED FINANCIAL DATA
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	% Change vs.		June 30,	June 30,	%
	2020	2020	2019	Q1-20	Q2-19	2020	2019	Change
Revenues
Advisory services	$85,569	$111,226	$75,238	-23%	14%	$196,795	$190,117	4%
Corporate financing	83,448	25,176	25,718	231%	224%	108,624	39,234	177%
Municipal financing	30,810	22,596	17,783	36%	73%	53,406	30,449	75%
Investment banking	199,827	158,998	118,739	26%	68%	358,825	259,800	38%

Equity brokerage	40,644	47,853	15,468	-15%	163%	88,497	31,374	182%
Fixed income services	48,695	41,290	16,736	18%	191%	89,985	35,795	151%
Institutional brokerage	89,339	89,143	32,204	—%	177%	178,482	67,169	166%

Interest income	3,065	6,065	6,863	-49%	-55%	9,130	14,430	-37%
Investment income/(loss)	3,733	(13,826)	17,605	N/M	-79%	(10,093)	19,197	N/M

Total revenues	295,964	240,380	175,411	23%	69%	536,344	360,596	49%

Interest expense	3,526	4,212	2,993	-16%	18%	7,738	5,636	37%

Net revenues	$292,438	$236,168	$172,418	24%	70%	$528,606	$354,960	49%

Non-interest expenses
Compensation and benefits	$213,560	$188,124	$102,476	14%	108%	$401,684	$219,603	83%
Non-compensation expenses	71,481	82,073	49,017	-13%	46%	153,554	91,295	68%
Non-interest expenses	$285,041	$270,197	$151,493	5%	88%	$555,238	$310,898	79%

Income/(loss) from continuing operations before income tax expense/(benefit)	$7,397	$(34,029)	$20,925	N/M	-65%	$(26,632)	$44,062	N/M

Ratios and margin
Compensation ratio	73.0%	79.7%	59.4%			76.0%	61.9%
Non-compensation ratio	24.4%	34.8%	28.4%			29.0%	25.7%
Pre-tax margin	2.5%	-14.4%	12.1%			-5.0%	12.4%

Amounts applicable to Piper Sandler Companies
Net income/(loss) from continuing operations	$1,454	$(14,727)	$12,555	N/M	-88%	$(13,273)	$32,116	N/M
Loss from discontinued operations	—	—	(2,166)	—%	N/M	—	(2,305)	N/M
Net income/(loss)	$1,454	$(14,727)	$10,389	N/M	-86%	$(13,273)	$29,811	N/M

Earnings/(loss) per diluted common share
Income/(loss) from continuing operations	$0.10	$(1.07)	$0.87	N/M	-89%	$(0.96)	$2.18	N/M
Loss from discontinued operations	—	—	(0.15)	—%	N/M	—	(0.16)	N/M
Earnings/(loss) per diluted common share	$0.10	$(1.07)	$0.72	N/M	-86%	$(0.96)	$2.02	N/M
N/M – Not meaningful

Revenues
For the second quarter of 2020, net revenues of $292.4 million increased 24% compared to the first quarter of 2020 and 70% compared to the second quarter of 2019.
Investment banking revenues of $199.8 million for the second quarter of 2020 increased 26% compared to the sequential quarter and 68% compared to the second quarter of 2019.
•Advisory services revenues of $85.6 million for the second quarter of 2020 reflect strong contributions from our financial services industry group. Revenues in the current quarter declined 23% sequentially driven by lower revenue per transaction and a challenging M&A market environment. On a year-over-year basis, revenues increased 14% due to more completed transactions. The uncertainty associated with COVID-19, and the potential near- and long-term impacts on the economy, continue to influence M&A activity market-wide, as evidenced by the decline in number of announced deals in the market. While we expect this dynamic to continue for the remainder of the year, we believe the breadth of our products and diversification of our platform will continue to drive activity, albeit at levels lower than recent years.
•Corporate financing revenues of $83.4 million for the second quarter of 2020, which include equity and debt financing for corporate clients, represent a record high and an increase of over 200% compared to the sequential and year-ago quarters. Revenues for the current quarter resulted from record equity capital raising activity for us and the overall market, particularly in healthcare. Following the halt of activity experienced in March, market conditions became favorable for capital raising during the second quarter of 2020 driven by a sharp rebound in valuations combined with lower volatility. Our market-leading healthcare franchise completed a record number of book run deals for biopharmaceutical companies driving strong relative performance and market share gains. In addition, debt financing activity increased during the quarter and our financial services franchise completed more book run debt offerings compared to the first quarter of 2020. Our pipeline remains strong and we expect activity will continue as long as market conditions remain favorable.
•Municipal financing revenues of $30.8 million for the second quarter of 2020, which represent our public finance underwriting business, increased 36% compared to the first quarter of 2020 and 73% compared to the second quarter of 2019. Revenues for the second quarter of 2020 were driven by robust issuance activity within the governmental space, which benefited from low interest rates and strong investor demand in a more stabilized market environment. While issuance in the negotiated market for the second quarter of 2020 increased approximately 25% on a sequential basis, activity was concentrated in our areas of expertise which allowed us to gain market share and out-perform on a relative basis.
Institutional brokerage revenues of $89.3 million for the second quarter of 2020 were flat compared to the first quarter of 2020 and increased 177% compared to the prior-year quarter.
•Equity brokerage revenues of $40.6 million for the second quarter of 2020 decreased 15% compared to the strong first quarter of 2020 and increased 163% compared to the year-ago quarter. Though institutional activity declined on a sequential basis, volumes remained elevated from historical levels, which drove solid results for the second quarter of 2020. We continue to leverage our expanded client base, execution expertise, and product capabilities to find liquidity for our clients. We expect client activity to decline from first half levels as we are starting to see volatility subside and the market historically experiences a slowdown during the summer months.
•Fixed income services revenues of $48.7 million for the second quarter of 2020 increased 18% compared to the first quarter of 2020 and 191% compared to the prior-year quarter. Revenues for the second quarter of 2020 were driven by continued strong activity across various client verticals as we continue to provide advice on repositioning balance sheets, maximizing yields and managing risk. In addition, revenues for the current quarter reflect improved trading performance compared to the first quarter of 2020. We expect activity to remain strong as clients continue to reposition in a changing market.
Investment income of $3.7 million for the second quarter of 2020 compared to a loss of $13.8 million for the first quarter of 2020 and investment income of $17.6 million for the second quarter of 2019. The current and prior period quarters include amounts attributable to noncontrolling interests. For the current and year-ago quarters, investment income primarily related to gains recorded in our merchant banking portfolio. For the first quarter of 2020, we recorded unrealized losses related to this portfolio as the carrying value was marked down to reflect lower equity valuations.

Non-Interest Expenses
For the second quarter of 2020, non-interest expenses of $285.0 million increased 5% compared to the first quarter of 2020 and 88% compared to the prior year quarter.
•Compensation ratio of 73.0% for the second quarter of 2020 declined compared to the first quarter of 2020 as the result of higher net revenues. The compensation ratio for the current quarter increased compared to the second quarter of 2019 driven by $27.8 million of acquisition-related compensation expense related to restricted consideration and retention awards associated with the acquisitions of Sandler O'Neill and The Valence Group, and the earn out associated with the acquisition of Weeden & Co.
•Non-compensation expenses of $71.5 million for the second quarter of 2020 decreased 13% compared to the sequential quarter driven primarily by lower acquisition-related expenses. Non-compensation expenses for the current quarter increased 46% compared to the second quarter of 2019 driven by the addition of our recent acquisitions to the platform and intangible asset amortization expense of $11.6 million.
Pre-Tax Income
For the second quarter of 2020, we recorded pre-tax income of $7.4 million compared to a pre-tax loss of $34.0 million for the first quarter of 2020 and pre-tax income of $20.9 million for the second quarter of 2019.
•Pre-tax margin of 2.5% for the second quarter of 2020 improved compared to negative 14.4% for the first quarter of 2020 as the result of higher revenues and lower non-compensation expenses. Pre-tax margin for the current quarter declined compared to 12.1% for the second quarter of 2019 driven by an increased compensation ratio resulting from higher acquisition-related compensation.
Net Income & Earnings Per Share
For the second quarter of 2020, we recorded net income of $1.5 million, or $0.10 per diluted common share. Results for the quarter were impacted by meaningfully higher acquisition-related expenses and a higher effective tax rate.

NON-GAAP SELECTED FINANCIAL DATA
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	% Change vs.		June 30,	June 30,	%
	2020	2020	2019	Q1-20	Q2-19	2020	2019	Change
Adjusted net revenues
Advisory services	$85,569	$111,226	$75,238	-23%	14%	$196,795	$190,117	4%
Corporate financing	83,448	25,176	25,718	231%	224%	108,624	39,234	177%
Municipal financing	30,810	22,596	17,783	36%	73%	53,406	30,449	75%
Investment banking	199,827	158,998	118,739	26%	68%	358,825	259,800	38%

Equity brokerage	40,644	47,853	15,468	-15%	163%	88,497	31,374	182%
Fixed income services	48,695	41,290	16,736	18%	191%	89,985	35,795	151%
Institutional brokerage	89,339	89,143	32,204	—%	177%	178,482	67,169	166%

Interest income	3,065	6,065	6,863	-49%	-55%	9,130	14,430	-37%
Investment income/(loss)	1,498	(7,290)	7,966	N/M	-81%	(5,792)	9,145	N/M

Total revenues	293,729	246,916	165,772	19%	77%	540,645	350,544	54%

Interest expense	1,062	1,994	2,993	-47%	-65%	3,056	5,636	-46%

Adjusted net revenues	$292,667	$244,922	$162,779	19%	80%	$537,589	$344,908	56%

Adjusted operating expenses
Adjusted compensation and benefits	$185,772	$158,693	$101,147	17%	84%	$344,465	$215,967	59%
Adjusted non-compensation expenses	55,128	57,216	40,780	-4%	35%	112,344	81,162	38%
Adjusted operating expenses	$240,900	$215,909	$141,927	12%	70%	$456,809	$297,129	54%

Adjusted operating income	$51,767	$29,013	$20,852	78%	148%	$80,780	$47,779	69%

Adjusted ratios and margin
Adjusted compensation ratio	63.5%	64.8%	62.1%			64.1%	62.6%
Adjusted non-compensation ratio	18.8%	23.4%	25.1%			20.9%	23.5%
Adjusted operating margin	17.7%	11.8%	12.8%			15.0%	13.9%

Adjusted net income	$34,492	$25,424	$18,982	36%	82%	$59,916	$41,169	46%

Adjusted earnings per diluted common share	$1.93	$1.48	$1.32	30%	46%	$3.35	$2.83	18%
N/M – Not meaningful
Throughout the press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude: (1) revenues and expenses related to noncontrolling interests, (2) interest expense on long-term financing, (3) amortization of intangible assets related to acquisitions, (4) compensation and non-compensation expenses from acquisition-related agreements, (5) acquisition-related restructuring and integration costs and (6) discontinued operations. The adjusted weighted average diluted shares outstanding used in the calculation of non-GAAP earnings per diluted common share contains an adjustment to include the common shares for unvested restricted stock awards with service conditions granted pursuant to the acquisitions of Sandler O'Neill and The Valence Group. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted Net Revenues
For the second quarter of 2020, adjusted net revenues of $292.7 million increased 19% compared to the first quarter of 2020 and 80% compared to the second quarter of 2019 driven by record corporate capital raising, robust municipal financing activity, and the addition of Sandler O'Neill and Weeden & Co. to our platform.
Adjusted Operating Expenses
For the second quarter of 2020, adjusted operating expenses of $240.9 million increased 12% compared to the sequential quarter and 70% compared to the second quarter of 2019.
•Adjusted compensation ratio of 63.5% for the second quarter of 2020 declined compared to the sequential quarter and increased compared to the year-ago quarter. The adjusted compensation ratio for the current quarter was slightly elevated as we manage near-term compensation costs in conjunction with investments, employee retention and business outlook.
•Adjusted non-compensation expenses of $55.1 million for the second quarter of 2020 decreased 4% compared to the sequential quarter due to a meaningful decline in marketing and business development expenses associated with reduced travel and entertainment and lower trade execution and clearance costs, offset in part by higher deal-related expenses. Adjusted non-compensation expenses increased 35% compared to the second quarter of 2019 driven by the addition of our recent acquisitions.
Adjusted Operating Income
For the second quarter of 2020, adjusted operating income of $51.8 million increased 78% compared to the sequential quarter and 148% compared to the second quarter of 2019.
•Adjusted operating margin of 17.7% for the second quarter of 2020 increased compared to 11.8% for the first quarter of 2020 and 12.8% for the year-ago period. Adjusted operating margin for the current quarter reflects the operating leverage in our business at higher revenue levels.
Adjusted Net Income & Adjusted Earnings Per Share
For the second quarter of 2020, adjusted net income of $34.5 million, or $1.93 of adjusted earnings per diluted common share, increased compared to the first quarter of 2020 and the second quarter of 2019. Adjusted net income and adjusted earnings per diluted common share for the current quarter increased compared to the prior quarters as the result of a higher operating margin, which was offset in part by a higher adjusted income tax rate.
COMPLETED DEAL INFORMATION

	Three Months Ended					Six Months Ended
(Dollars in billions)	June 30,	Mar. 31,	June 30,	% Change vs.		June 30,	June 30,	%
	2020	2020	2019	Q1-20	Q2-19	2020	2019	Change
Advisory services
Aggregate transaction value	$7.8	$7.6	$4.8	3%	63%	$15.4	$16.7	-8%
Total transactions	55	57	46	-4%	20%	112	81	38%

Corporate financings
Total equity transactions	42	12	22	250%	91%	54	34	59%
Book run equity transactions	30	11	15	173%	100%	41	22	86%
Total debt and preferred transactions	21	8	—	163%	N/M	29	—	N/M
Book run debt and preferred transactions	16	3	—	433%	N/M	19	—	N/M

Municipal negotiated issues
Aggregate par value	$5.9	$3.6	$3.1	64%	90%	$9.5	$4.8	98%
Total issues	223	148	134	51%	66%	371	218	70%
N/M – Not meaningful

TAXES
The U.S. federal government enacted the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act") on March 27, 2020 in response to the COVID-19 pandemic, which contained tax provisions allowing a five year carry back of corporate federal tax years 2018, 2019, and 2020, to periods when the corporate federal tax rate was 35%.
In the first quarter of 2020, we recorded tax benefits related to the CARES Act, which drove our adjusted income tax rate lower. Given our strong performance for the second quarter of 2020, we reduced a portion of these tax benefits, which drove our adjusted income tax rate higher. The net impact resulted in tax benefits of $2.6 million for the first half of 2020. Excluding the year-to-date impact of the CARES Act tax benefits, our non-GAAP effective tax rate was 24.6%.
In the second quarter of 2019, we recorded a tax benefit of $3.5 million related to restricted stock vesting at values greater than the grant price. Excluding the impact of this tax benefit, our non-GAAP effective tax rate was 25.5%. On a year-to-date basis, we recorded a tax benefit of $5.1 million related to restricted stock vesting at values greater than the grant price. Excluding the impact of this tax benefit, our non-GAAP effective tax rate was 24.6% for the first half of 2019.
CAPITAL
Dividends
On July 31, 2020, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.30 per share, to be paid on September 11, 2020, to shareholders of record as of the close of business on August 28, 2020. Although this quarterly dividend increased compared to the previous quarter, it is lower compared to our 2019 quarterly dividends, as we prudently manage capital and maintain our balance sheet strength and flexibility during this challenging environment.
During the second quarter of 2020, we paid a quarterly cash dividend on the company's common stock of $0.20 per share, totaling $2.8 million. For the first half of 2020, we returned an aggregate of $18.8 million, or $1.325 per share, to shareholders through quarterly dividends and the annual special dividend, which was paid in the first quarter of 2020.
Share Repurchases
In the first half of 2020, we repurchased approximately 98,000 shares of the company's common stock at an average price of $84.14 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. We also repurchased approximately 129,000 shares, at an average price of $71.58 per share, pursuant to our share repurchase authorization. The aggregate amount of approximately 227,000 shares, or $17.5 million, were repurchased at an average price of $77.01 per share.
Our capital and liquidity positions remain strong, our leverage is low, and our risk posture remains conservative. We have reduced inventory levels and remain prudent in allocating capital as we continue to adapt and respond to the changing market conditions.
ADDITIONAL INFORMATION

	June 30,	Mar. 31,	June 30,
	2020	2020	2019
Human Capital
Full-time employees	1,464*	1,537	1,185
Investment banking managing directors	134	128	92

Shareholder Information** (amounts in millions)
Common shareholders’ equity	$746.0	$729.6	$657.7
Common shares outstanding	13.8	13.8	13.7
Restricted shares outstanding	4.2	3.4	0.5
Total shares outstanding	18.0	17.2	14.2
*Total full-time employees declined sequentially driven by the delayed start of the 2020 investment banking analyst class.
** Amounts presented within Shareholder Information reflect continuing and discontinued results.

Conference Call with Management
Chad R. Abraham, chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will host a conference call to discuss the financial results on Friday, July 31, 2020, at 9 a.m. Eastern Time (8 a.m. Central Time). Participants can access the call by dialing 888-810-0209 (toll-free domestic) or 706-902-1361 (international) and referencing reservation number: 6837947. Callers should dial in at least 15 minutes prior to the call time. A live audio webcast of the call will be available through the company's website at www.pipersandler.com.
A recording of the conference call will be available for replay approximately three hours following the completion of the live call. Participants can listen to the recording by dialing 855-859-2056 and referencing reservation number: 6837947. A replay of the audio webcast will also be available through the company’s website referenced above.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank and institutional securities firm driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in Europe through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Sandler Hong Kong Ltd., authorized and regulated by the Securities and Futures Commission. Private equity strategies and fixed income advisory services are offered through separately registered advisory affiliates.
© 2020. Since 1895. Piper Sandler Companies. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036
Investor Relations Contact
Tim Carter
Tel: 612 303-5607
timothy.carter@psc.com
COVID-19 Impact
The decline in the macroeconomic outlook and the increase in market uncertainty as a result of the ongoing COVID-19 pandemic has negatively impacted our overall results of operations and our corporate investment banking operations in particular. Within the current environment, we expect that M&A advisory activity will be significantly below that of previous years, and the timing of transaction closings may be prolonged, as the market conditions typically required for these transactions are challenged. Although corporate equity and debt new issue activity has been strong, this increased activity may not be sufficient to offset the decline in M&A advisory engagements.
It is uncertain how long and to what extent the COVID-19 pandemic and the associated economic and market downturn will negatively impact our business. A further decrease in demand for our financial services could negatively impact our liquidity position and our growth strategy. The length and degree of the impact will likely be correlated to the length and depth of the economic slowdown, which will determine the speed of the recovery of the U.S. and global equity and credit markets. Any concern or doubts in the market about the pace or ability of normal economic activity to resume, or the efficacy or adequacy of the government measures enacted to support the global economy, could further erode the outlook for macroeconomic conditions and business confidence, and cause further decreases in our equities investment banking revenues. In addition, to the extent that the primary sectors that are covered by our corporate investment banking business take longer to recover due to the erosion of economic conditions in those sectors, such as the energy or consumer sectors, our corporate investment banking business could continue to be negatively impacted even after other sectors begin to experience a recovery.
Market access to working capital, short-term and long-term financing opportunities, and the ability to raise capital may be impacted significantly during these periods of economic distress. Our ability to fund operations, make capital investments or commitments, maintain compliance with our debt covenants, fund the payment of shareholder dividends, and repurchase shares of our common stock may be adversely affected, depending on the total impact and length of the disruption. We continue to regularly monitor our cash levels, liquidity, regulatory capital requirements, and debt covenants in light of the pandemic.

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), the uncertainty regarding the scope and impact of COVID-19, revenue levels from recent transactions (i.e., The Valence Group, Sandler O'Neill, and Weeden & Co.), areas of potential growth and market share gains for the company (e.g., sectors within corporate advisory or geographic regions within public finance), economic and market conditions (including the outlook for equity markets, municipal issuance, and the interest rate environment), our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, including growth of investment banking, the payment of our quarterly and special dividends to our shareholders, our share repurchase program, the expected benefits and integration of our recent acquisitions of The Valence Group, Sandler O'Neill, and Weeden & Co., or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•the duration, extent and severity of the ongoing COVID-19 pandemic, including its impacts across our business, operations and employees and on economies and markets more generally;
•the expected benefits of our recent acquisitions of The Valence Group, Sandler O'Neill and Weeden & Co. may take longer than anticipated to achieve or may not be achieved in their entirety or at all, and will in part depend on our ability to retain and hire key personnel, and the costs or difficulties relating to the combination of the businesses may be greater than expected and may adversely affect our results of operations;
•market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2019, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)		Six Months Ended
(Amounts in thousands, except per share data)	June 30,	Mar. 31,	June 30,		2Q '20	2Q '20	June 30,	June 30,		Percent
	2020	2020	2019		vs. 1Q '20	vs. 2Q '19	2020	2019		Inc/(Dec)

Revenues:
Investment banking	$199,827	$158,998	$118,739		25.7%	68.3%	$358,825	$259,800		38.1%
Institutional brokerage	89,339	89,143	32,204		0.2	177.4	178,482	67,169		165.7
Interest income	3,065	6,065	6,863		(49.5)	(55.3)	9,130	14,430		(36.7)
Investment income/(loss)	3,733	(13,826)	17,605		N/M	(78.8)	(10,093)	19,197		N/M
Total revenues	295,964	240,380	175,411		23.1	68.7	536,344	360,596		48.7

Interest expense	3,526	4,212	2,993		(16.3)	17.8	7,738	5,636		37.3

Net revenues	292,438	236,168	172,418		23.8	69.6	528,606	354,960		48.9

Non-interest expenses:
Compensation and benefits	213,560	188,124	102,476		13.5	108.4	401,684	219,603		82.9
Outside services	9,899	8,439	8,451		17.3	17.1	18,338	17,022		7.7
Occupancy and equipment	13,269	12,238	8,425		8.4	57.5	25,507	16,774		52.1
Communications	11,096	11,634	6,849		(4.6)	62.0	22,730	14,714		54.5
Marketing and business development	2,588	10,039	8,089		(74.2)	(68.0)	12,627	14,827		(14.8)
Deal-related expenses	11,204	4,940	6,725		126.8	66.6	16,144	11,453		41.0
Trade execution and clearance	4,312	7,151	1,017		(39.7)	324.0	11,463	2,823		306.1
Restructuring and integration costs	3,724	1,902	6,395		95.8	(41.8)	5,626	6,395		(12.0)
Intangible asset amortization	11,637	9,878	753		17.8	N/M	21,515	1,506		N/M
Other operating expenses	3,752	15,852	2,313		(76.3)	62.2	19,604	5,781		239.1
Total non-interest expenses	285,041	270,197	151,493		5.5	88.2	555,238	310,898		78.6

Income/(loss) from continuing operations before income tax expense/(benefit)	7,397	(34,029)	20,925		N/M	(64.6)	(26,632)	44,062		N/M

Income tax expense/(benefit)	4,700	(11,774)	(180)		N/M	N/M	(7,074)	4,012		N/M

Income/(loss) from continuing operations	2,697	(22,255)	21,105		N/M	(87.2)	(19,558)	40,050		N/M

Discontinued operations:
Loss from discontinued operations, net of tax	—	—	(2,166)		—	N/M	—	(2,305)		N/M

Net income/(loss)	2,697	(22,255)	18,939		N/M	(85.8)	(19,558)	37,745		N/M

Net income/(loss) applicable to noncontrolling interests	1,243	(7,528)	8,550		N/M	(85.5)	(6,285)	7,934		N/M

Net income/(loss) applicable to Piper Sandler Companies	$1,454	$(14,727)	$10,389	(a)	N/M	(86.0)%	$(13,273)	$29,811	(a)	N/M

Net income/(loss) applicable to Piper Sandler Companies’ common shareholders	$1,454	$(14,727)	$10,151	(a)	N/M	(85.7)%	$(13,273)	$27,887	(a)	N/M

Continued on the next page

Piper Sandler Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited) – continued

	Three Months Ended				Percent Inc/(Dec)		Six Months Ended
(Amounts in thousands, except per share data)	June 30,	Mar. 31,		June 30,	2Q '20	2Q '20	June 30,		June 30,		Percent
	2020	2020		2019	vs. 1Q '20	vs. 2Q '19	2020		2019		Inc/(Dec)

Amounts applicable to Piper Sandler Companies
Net income/(loss) from continuing operations	$1,454	$(14,727)		$12,555	N/M	(88.4)%	$(13,273)		$32,116		N/M
Net loss from discontinued operations	—	—		(2,166)	—	N/M	—		(2,305)		N/M
Net income/(loss) applicable to Piper Sandler Companies	$1,454	$(14,727)		$10,389	N/M	(86.0)%	$(13,273)		$29,811		N/M

Earnings/(loss) per basic common share
Income/(loss) from continuing operations	$0.11	$(1.07)		$0.90	N/M	(87.8)%	$(0.96)		$2.24		N/M
Loss from discontinued operations	—	—		(0.15)	—	N/M	—		(0.16)		N/M
Earnings/(loss) per basic common share	$0.11	$(1.07)		$0.75	N/M	(85.3)%	$(0.96)		$2.08		N/M

Earnings/(loss) per diluted common share
Income/(loss) from continuing operations	$0.10	$(1.07)		$0.87	N/M	(88.5)%	$(0.96)		$2.18		N/M
Loss from discontinued operations	—	—		(0.15)	—	N/M	—		(0.16)		N/M
Earnings/(loss) per diluted common share	$0.10	$(1.07)	(b)	$0.72	N/M	(86.1)%	$(0.96)	(b)	$2.02		N/M

Dividends declared per common share	$0.20	$1.13	(c)	$0.38	(82.3)%	(47.4)%	$1.33	(c)	$1.76	(d)	(24.4)%

Weighted average common shares outstanding
Basic	13,794	13,796		13,588	—%	1.5%	13,795		13,397		3.0%
Diluted	14,476	14,411		14,024	0.5%	3.2%	14,444		13,778		4.8%
N/M — Not meaningful
(a)Piper Sandler Companies calculated earnings per common share using the two-class method, which requires the allocation of distributed and undistributed earnings to participating securities. No allocation of undistributed earnings is made for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss. Distributed earnings (e.g., dividends) are allocated to participating securities. Participating securities include the Company’s unvested restricted shares for restricted stock awards granted prior to 2019.
(b)Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred.
(c)Includes the declaration of a special cash dividend of $0.75 per share and a quarterly cash dividend of $0.375 per share on the Company's common stock for the three months ended March 31, 2020, and the declaration of a special cash dividend of $0.75 per share and two quarterly cash dividends totaling $0.575 per share on the Company's common stock for the six months ended June 30, 2020.
(d)Includes the declaration of a special cash dividend of $1.01 per share and two quarterly cash dividends totaling $0.75 per share on the Company's common stock for the six months ended June 30, 2019.

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '20	2Q '20	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2020	2020	2019	vs. 1Q '20	vs. 2Q '19	2020	2019	Inc/(Dec)
Revenues:
Investment banking	$199,827	$158,998	$118,739	25.7%	68.3%	$358,825	$259,800	38.1%
Institutional brokerage	89,339	89,143	32,204	0.2	177.4	178,482	67,169	165.7
Interest income	3,065	6,065	6,863	(49.5)	(55.3)	9,130	14,430	(36.7)
Investment income/(loss)	1,498	(7,290)	7,966	N/M	(81.2)	(5,792)	9,145	N/M
Total revenues	293,729	246,916	165,772	19.0	77.2	540,645	350,544	54.2

Interest expense	1,062	1,994	2,993	(46.7)	(64.5)	3,056	5,636	(45.8)

Adjusted net revenues (2)	$292,667	$244,922	$162,779	19.5%	79.8%	$537,589	$344,908	55.9%

Non-interest expenses:
Adjusted compensation and benefits (3)	$185,772	$158,693	$101,147	17.1%	83.7%	$344,465	$215,967	59.5%
Ratio of adjusted compensation and benefits to adjusted net revenues	63.5%	64.8%	62.1%			64.1%	62.6%

Adjusted non-compensation expenses (4)	$55,128	$57,216	$40,780	(3.6)%	35.2%	$112,344	$81,162	38.4%
Ratio of adjusted non-compensation expenses to adjusted net revenues	18.8%	23.4%	25.1%			20.9%	23.5%

Adjusted operating income (5)	$51,767	$29,013	$20,852	78.4%	148.3%	$80,780	$47,779	69.1%
Adjusted operating margin (6)	17.7%	11.8%	12.8%			15.0%	13.9%

Interest expense on long-term financing	2,464	2,218	—	11.1	N/M	4,682	—	N/M

Adjusted income before adjusted income tax expense (7)	$49,303	$26,795	$20,852	84.0%	136.4%	$76,098	$47,779	59.3%

Adjusted income tax expense (8)	14,811	1,371	1,870	980.3	692.0	16,182	6,610	144.8

Adjusted net income (9)	$34,492	$25,424	$18,982	35.7%	81.7%	$59,916	$41,169	45.5%
Effective tax rate (10)	30.0%	5.1%	9.0%			21.3%	13.8%

Adjusted net income applicable to Piper Sandler Companies’ common shareholders (11)	$34,492	$25,424	$18,504	35.7%	86.4%	$59,916	$39,041	53.5%

Adjusted earnings per diluted common share	$1.93	$1.48	$1.32	30.4%	46.2%	$3.35	$2.83	18.4%

Adjusted weighted average diluted common shares outstanding (12)	17,877	17,159	14,024	4.2%	27.5%	17,894	13,778	29.9%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2020	2020	2019	2020	2019

Net revenues:
Net revenues – U.S. GAAP basis	$292,438	$236,168	$172,418	$528,606	$354,960
Adjustments:
Revenue related to noncontrolling interests (13)	(2,235)	6,536	(9,639)	4,301	(10,052)
Interest expense on long-term financing	2,464	2,218	—	4,682	—
Adjusted net revenues	$292,667	$244,922	$162,779	$537,589	$344,908

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$213,560	$188,124	$102,476	$401,684	$219,603
Adjustments:
Compensation from acquisition-related agreements	(27,788)	(29,431)	(1,329)	(57,219)	(3,636)
Adjusted compensation and benefits	$185,772	$158,693	$101,147	$344,465	$215,967

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$71,481	$82,073	$49,017	$153,554	$91,295
Adjustments:
Non-compensation expenses related to noncontrolling interests (13)	(992)	(992)	(1,089)	(1,984)	(2,118)
Acquisition-related restructuring and integration costs	(3,724)	(1,902)	(6,395)	(5,626)	(6,395)
Amortization of intangible assets related to acquisitions	(11,637)	(9,878)	(753)	(21,515)	(1,506)
Non-compensation expenses from acquisition-related agreements	—	(12,085)	—	(12,085)	(114)
Adjusted non-compensation expenses	$55,128	$57,216	$40,780	$112,344	$81,162

Income/(loss) from continuing operations before income tax expense/(benefit):
Income/(loss) from continuing operations before income tax expense/(benefit) – U.S. GAAP basis	$7,397	$(34,029)	$20,925	$(26,632)	$44,062
Adjustments:
Revenue related to noncontrolling interests (13)	(2,235)	6,536	(9,639)	4,301	(10,052)
Interest expense on long-term financing	2,464	2,218	—	4,682	—
Non-compensation expenses related to noncontrolling interests (13)	992	992	1,089	1,984	2,118
Compensation from acquisition-related agreements	27,788	29,431	1,329	57,219	3,636
Acquisition-related restructuring and integration costs	3,724	1,902	6,395	5,626	6,395
Amortization of intangible assets related to acquisitions	11,637	9,878	753	21,515	1,506
Non-compensation expenses from acquisition-related agreements	—	12,085	—	12,085	114
Adjusted operating income	$51,767	$29,013	$20,852	$80,780	$47,779
Interest expense on long-term financing	(2,464)	(2,218)	—	(4,682)	—
Adjusted income before adjusted income tax expense	$49,303	$26,795	$20,852	$76,098	$47,779

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$4,700	$(11,774)	$(180)	$(7,074)	$4,012
Tax effect of adjustments:
Compensation from acquisition-related agreements	6,818	7,088	282	13,906	647
Acquisition-related restructuring and integration costs	341	483	1,586	824	1,586
Amortization of intangible assets related to acquisitions	2,952	2,505	182	5,457	365
Non-compensation expenses from acquisition-related agreements	—	3,069	—	3,069	—
Adjusted income tax expense	$14,811	$1,371	$1,870	$16,182	$6,610

Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2020	2020	2019	2020	2019

Net income/(loss) applicable to Piper Sandler Companies:
Net income/(loss) applicable to Piper Sandler Companies – U.S. GAAP basis	$1,454	$(14,727)	$10,389	$(13,273)	$29,811
Adjustment to exclude net loss from discontinued operations	—	—	(2,166)	—	(2,305)
Net income/(loss) from continuing operations	$1,454	$(14,727)	$12,555	$(13,273)	$32,116
Adjustments:
Compensation from acquisition-related agreements	20,970	22,343	1,047	43,313	2,989
Acquisition-related restructuring and integration costs	3,383	1,419	4,809	4,802	4,809
Amortization of intangible assets related to acquisitions	8,685	7,373	571	16,058	1,141
Non-compensation expenses from acquisition-related agreements	—	9,016	—	9,016	114
Adjusted net income	$34,492	$25,424	$18,982	$59,916	$41,169

Net income/(loss) applicable to Piper Sandler Companies' common shareholders:
Net income/(loss) applicable to Piper Sandler Companies' common shareholders – U.S. GAAP basis	$1,454	$(14,727)	$10,151	$(13,273)	$27,887
Adjustment to exclude net loss from discontinued operations	—	—	(2,104)	—	(2,183)
Net income/(loss) from continuing operations	$1,454	$(14,727)	$12,255	$(13,273)	$30,070
Adjustment related to participating shares (14)	—	—	—	—	387
	$1,454	$(14,727)	$12,255	$(13,273)	$30,457
Adjustments:
Compensation from acquisition-related agreements	20,970	22,343	1,020	43,313	2,834
Acquisition-related restructuring and integration costs	3,383	1,419	4,672	4,802	4,560
Amortization of intangible assets related to acquisitions	8,685	7,373	557	16,058	1,082
Non-compensation expenses from acquisition-related agreements	—	9,016	—	9,016	108
Adjusted net income applicable to Piper Sandler Companies' common shareholders	$34,492	$25,424	$18,504	$59,916	$39,041

Earnings/(loss) per diluted common share:
Earnings/(loss) per diluted common share – U.S. GAAP basis	$0.10	$(1.07)	$0.72	$(0.96)	$2.02
Adjustment to exclude net loss from discontinued operations	—	—	(0.15)	—	(0.16)
Income/(loss) from continuing operations	$0.10	$(1.07)	$0.87	$(0.96)	$2.18
Adjustment for inclusion of unvested acquisition-related stock	(0.45)	(0.28)	—	(0.80)	—
Impact of antidilutive shares in a period of a loss	—	0.05	—	0.04	—
Adjustment related to participating shares (14)	—	—	—	—	0.02
	$(0.35)	$(1.30)	$0.87	$(1.72)	$2.20
Adjustments:
Compensation from acquisition-related agreements	1.45	1.55	0.07	3.01	0.21
Acquisition-related restructuring and integration costs	0.23	0.10	0.34	0.33	0.33
Amortization of intangible assets related to acquisitions	0.60	0.51	0.04	1.11	0.08
Non-compensation expenses from acquisition-related agreements	—	0.62	—	0.62	0.01
Adjusted earnings per diluted common share	$1.93	$1.48	$1.32	$3.35	$2.83

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	14,476	14,411	14,024	14,444	13,778
Adjustment:
Unvested acquisition-related restricted stock with service conditions	3,401	2,748	—	3,450	—
Adjusted weighted average diluted common shares outstanding	17,877	17,159	14,024	17,894	13,778
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes (a) revenues related to noncontrolling interests (see (13) below) and (b) interest expense on long-term financing.
(3)A non-GAAP measure which excludes compensation expense from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (13) below), (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from acquisition-related agreements.
(5)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (13) below), (b) interest expense on long-term financing, (c) compensation and non-compensation expenses from acquisition-related agreements, (d) acquisition-related restructuring and integration costs and (e) amortization of intangible assets related to acquisitions.
(6)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(7)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (13) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) acquisition-related restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.
(8)A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.
(9)A non-GAAP measure which represents net income earned by the Company excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense allocated to the adjustments.
(10)A non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.
(11)A non-GAAP measure which represents net income applicable to Piper Sandler Companies’ common shareholders excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense allocated to the adjustments.
(12)A non-GAAP measure which assumes the vesting of acquisition-related restricted stock with service conditions.
(13)Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.
(14)A non-GAAP measure for which the adjustment related to participating shares excludes the impact of the annual special cash dividend paid to Piper Sandler Companies' common shareholders in the first quarter of 2019.